Initial Data from Lightlake Therapeutics Joint Clinical Trial with NIDA Shows Nasal Delivery of Naloxone for Opioid Overdose as a Promising Treatment

LONDON – December 3, 2013 – Lightlake Therapeutics Inc. (“Lightlake” or the “Company”) (OTC BB: LLTP), a biopharmaceutical company developing addiction treatments based on its expertise in opioid antagonists, has announced that the initial findings of its clinical trial with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, supports Lightlake’s intranasal delivery of naloxone as a promising innovative treatment for opioid overdose.

Initial data from the study shows that Lightlake's naloxone nasal spray potentially can be delivered into the blood stream at least as quickly as the injection process currently used by hospitals, first responders, and others treating opioid overdoses.

Naloxone is a medicine currently available through injection that can rapidly reverse the overdose of prescription and illicit opioids. Lightlake, in partnership with NIDA, commenced a two-week clinical trial on September 23rd, 2013 designed to evaluate Lightlake’s intranasal naloxone application.

“Opioid addiction has reached epidemic levels and is affecting families across the socio-economic spectrum and our goal of creating an easier to use, more accessible form of naloxone is closer to becoming a reality,” said Dr. Roger Crystal, CEO of Lightlake. “With the initial goal of submitting an NDA in 2014, we will meet with the FDA to discuss the results from this study. The data will also allow us to apply our novel method to a wide range of various addictions that are currently affecting millions of people on a daily basis.”

“Given our collaboration with NIDA and current understanding of the regulatory pathway with respect to our prospective opioid overdose reversal product, we anticipate incurring relatively low costs to reach an NDA submission with the FDA,” said Kevin Pollack, CFO of Lightlake. “Upon the prospective approval and launch of our product, we expect significant market demand given the growing opioid addiction epidemic and the multiple substantial advantages of our intranasal delivery of naloxone over the current injectable delivery of naloxone.”

About Lightlake Therapeutics

Lightlake Therapeutics Inc., a London-based biopharmaceutical company, is using its expertise in opioid antagonists to build a platform of innovative solutions to common addictions and related disorders. The Company holds patents covering the use of intranasal naloxone to treat Binge Eating Disorder (“BED”) as well as patents covering addiction to drugs including cocaine, amphetamine, and MDMA. Lightlake is currently focused on advancing its treatment for BED, which has successfully completed Phase II clinical trials, and a Phase II trial is planned for the indication of Bulimia Nervosa. Lightlake is also applying its technology to develop a treatment for managing the complications of opioid drug addiction in collaboration with the National Institute on Drug Abuse (NIDA), part of the National Institutes of Health. For more information please visit: http://www.lightlaketherapeutics.com

Forward Looking Statement

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," estimates," "predicts," "projects," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward- looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this presentation to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Media Contacts:

KCSA Strategic Communications

Anne Donohoe / Taylor McGrann

+1 212.896.1261 / +1 212.896.1253

adonohoe@kcsa.com / tmcgrann@kcsa.com

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Josh Dver

+1 212.896.1233 / +1 212.896.1239

pcarlson@kcsa.com / jdver@kcsa.com